As filed with the Securities and Exchange Commission on December 14, 2017
Registration No. 333-201396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO:
FORM S-3 REGISTRATION STATEMENT NO. 333-201396
UNDER THE SECURITIES ACT OF 1933
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BREITBURN ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)
________________________

Delaware	74-3169953
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, California 90017
(213) 225-5900
(Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)
________________________
Gregory C. Brown
707 Wilshire Boulevard, Suite 4600
Los Angeles, California 90017
(213) 225-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

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DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (“Post-Effective Amendment”) filed by Breitburn Energy Partners LP (the “Partnership”) deregisters all common units representing limited partnership interests of the Partnership (the “Common Units”) remaining unissued on the following Registration Statement on Form S-3 (“Registration Statement”) filed by the Partnership with the Securities and Exchange Commission:

●	Registration Statement on Form S-3 (No. 333-201396), filed on January 8, 2015, registering Common Units.
As previously disclosed, on May 15, 2016, the Partnership and certain of its affiliates filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The Chapter 11 Cases are being administered jointly under the caption In re Breitburn Energy Partners LP, et al., Case No. 16-11390.
As a result of the Chapter 11 Cases, the Partnership has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Partnership in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Partnership hereby removes from registration by means of this Post-Effective Amendment all of such securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Partnership hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on the 14th day of December, 2017.

BREITBURN ENERGY PARTNERS LP

By:	BREITBURN GP LLC,
its general partner

By:	/s/ James G. Jackson
James G. Jackson Executive Vice President and Chief Financial Officer
No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.